EXHIBIT 99.1
FOR IMMEDIATE RELEASE

MILLENNIUM INDIA ACQUISITION COMPANY ANNOUNCES FILING OF ROADSHOW PRESENTATION AND EXPECTED TIMELINE

New York – June 19, 2007 – Millennium India Acquisition Company, Inc. (MQC-AMEX) today announced that a powerpoint presentation describing its proposed acquisition of a minority equity interest in the SMC Group of Companies will be included as an exhibit to an 8-K Report which will be filed with the SEC later this afternoon. The Management Team of SMC Group is expected to be in United States during the week of July 30th and will use this presentation for discussions with MIAC stockholders and other interested persons.  In addition, MIAC has also received notification from SMC that Price Waterhouse has completed its US GAAP audit of SMC’s financial results for the fiscal years ending 2005, 2006 and 2007 and that the results of this audit were in line with the results previously announced by MIAC in its press release on May 15, 2007.  As a result of receiving notification of completion of the audit, MIAC expects to file its preliminary proxy materials with the SEC in early-August.

Based in New Delhi, the SMC Group is a full service financial services firm. Its products and services include institutional and retail brokerage, equity and commodity research, equity, commodity and derivate trading, on-line trading services, merchant banking, investment banking, custodial services, clearing services, and insurance brokerage. It is one of the most active trading firms in India, averaging over 130,000 trades per day and handled over $100 billion in customer transactions over the last year. Currently, the SMC Group has approximately 1,100 employees and regional offices in Mumbai, Kolkata, Chennai, Cochin, Amhedabad and Hyderabad. In addition, it has a rapidly expanding retail distribution network of more than 6,000 independent financial advisors in over 925 offices, in over 225 cities across the India. This retail network, which is one of the largest in India, is currently serving the financial needs of more than 250,000 investors.  More information regarding the SMC Group can be found at www.smcindiaonline.com.

Consummation of the proposed acquisition transaction is subject, among other matters, to SMC’s receipt of Indian regulatory approvals and to an affirmative vote of MIAC’s public shareholders. MIAC anticipates filing its preliminary proxy materials with the Securities and Exchange Commission in August 2007, with a closing expected in the Fourth Quarter of 2007.

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MIAC’s stockholders and other interested parties are urged to read the proxy statement regarding the proposed transaction when it becomes available because it will contain important information. Copies of the proxy statement and other relevant documents will be available without charge online at the Securities and Exchange Commission’s web site (http://www.sec.gov) and by mail through requests to Millennium India Acquisition Company Inc., 330 East 38th Street, Suite 46C New York, New York 10016, attention: F. Jacob Cherian.

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This press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about MIAC, SMC Group and their combined business after completion of the proposed acquisition. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of MIAC’s and SMC Group’s management, are subject to risks and uncertainties which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: a material variation in the assumptions upon which the projections are based, including, without limitation, the estimated number of office locations, the estimated number of trading clients, the estimated size and number of customer transactions, and an estimated Indian gross domestic product growth rate; as well as other relevant risks and uncertainties discussed in MIAC’s annual report on Form 10-K for the year ended December 31, 2006. The information set forth herein should be read in light of such risks.

Statements included in this press release are based upon information known to MIAC as of the date hereof, and MIAC assumes no obligation to update or alter our forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

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For further information, please contact:

F. Jacob Cherian
Chief Executive Officer
Millennium India Acquisition Company, Inc.
(516) 327-6079